Exhibit 5.2

[Davis Polk & Wardwell letterhead]

September 29, 2006

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC
c/o ABN AMRO Holding N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Ladies and Gentlemen:

     We have acted as counsel to ABN AMRO Holding N.V. (“Holding”) and ABN AMRO Bank N.V. (the “Bank”), each a public limited liability company incorporated under the laws of The Netherlands, and LaSalle Funding LLC, a limited liability company organized under the laws of Delaware (“LaSalle Funding” and, together with the Bank and Holding, each a “Company” and collectively the “Companies”), in connection with the Companies’ Registration Statement on Form F-3 (No. 333-       ), (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the sale from time to time of the following securities (the “Securities”): (i) senior debt securities to be issued by Holding (the “Holding Senior Debt Securities”), which may be issued pursuant to an indenture (the “Holding Senior Indenture”) to be executed by Holding and an eligible trustee; (ii) subordinated debt securities to be issued by Holding (the “Holding Subordinated Debt Securities” and, together with the Holding Senior Debt Securities, the “Holding Debt Securities”), which may be issued pursuant to an indenture (the “Holding Subordinated Indenture” and, together with the Holding Senior Indenture, the “Holding Indentures”) to be executed by Holding and an eligible trustee; (iii) senior debt securities to be issued by the Bank (the “Bank Senior Debt Securities”) and guaranteed by Holding, which may be issued pursuant to an indenture (the “Bank Senior Indenture”) to be executed by the Bank, Holding and an eligible trustee; (iv) subordinated debt securities to be issued by the Bank (the “Bank Subordinated Debt Securities” and, together with the Bank Senior Debt Securities, the “Bank Debt Securities”) and guaranteed by Holding, which may be issued pursuant to an indenture (the “Bank Subordinated Indenture” and, together with the Bank Senior Indenture, the

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC	2	September 29, 2006

“Bank Indentures”) to be executed by the Bank, Holding and an eligible trustee; (v) senior debt securities to be issued by LaSalle Funding (the “LaSalle Funding Senior Debt Securities”) and guaranteed by Holding and the Bank (the “LaSalle Guarantors”), which may be issued pursuant to an indenture (the “LaSalle Funding Senior Indenture”) to be executed by LaSalle Funding, the LaSalle Guarantors and an eligible trustee; (vi) subordinated debt securities to be issued by LaSalle Funding (the “LaSalle Funding Subordinated Debt Securities” and, together with the LaSalle Funding Senior Debt Securities, the “LaSalle Funding Debt Securities”) and guaranteed by the LaSalle Guarantors, which may be issued pursuant to an indenture (the “LaSalle Funding Subordinated Indenture” and, together with the LaSalle Funding Senior Indenture, the “LaSalle Funding Indentures”) to be executed by LaSalle Funding, the LaSalle Guarantors and an eligible trustee; (vii) American Depositary Shares (“ADSs”), each representing one ordinary share, par value 0.56 euro per share, of Holding (the “Ordinary Shares”) and evidenced by American Depositary Receipts (the “Receipts”); (viii) preference shares to be issued by Holding (the “Preference Shares”); (ix) warrants to purchase debt securities or equity securities of Holding or securities of third parties or other rights (the “Warrants”); (x) purchase contracts (the “Purchase Contracts”) for the purchase or sale of (A) Holding’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies and (C) commodities; and (xi) units (the “Units”) consisting of one or more Purchase Contracts, Warrants, Holding Debt Securities, Preference Shares, ADSs, Ordinary Shares or any combination of such securities.

     We have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than LaSalle Funding, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of the parties other than the Companies. In addition, we have assumed that the Holding Indentures, the Bank Indentures, the LaSalle Indentures and the Securities will be executed in substantially the form reviewed by us and that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC	3	September 29, 2006

instrument to which any of the Companies or their respective property is subject, (ii) any law, rule, or regulation to which any of the Companies is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the stock certificates evidencing the Preference Shares to be issued will be in a form that complies with, and the terms of such Preference Shares will be duly established in accordance with the laws of the Netherlands, and (ii) the stock certificates evidencing any American Depository Receipts representing Ordinary Shares issued will conform to the specimen certificate examined by us and will be duly executed and delivered.

     On the basis of the foregoing, we are of the opinion that:

     1. When the Holding Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Holding Debt Securities have been duly authorized and established in accordance with the relevant Holding Indenture and such Holding Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the provisions of the relevant Holding Indenture and any applicable underwriting or other agreement, such Holding Debt Securities will constitute valid and binding obligations of Holding.

     2. When the Bank Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Bank Debt Securities have been duly authorized and established in accordance with the relevant Bank Indenture and such Bank Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the relevant Bank Indenture and any applicable underwriting or other agreement, such Bank Debt Securities will constitute valid and binding obligations of the Bank, and Holding’s guarantee under each Bank Indenture with respect to such Bank Debt Securities will constitute valid and binding obligations of Holding.

     3. When the LaSalle Funding Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of LaSalle Funding Debt Securities have been duly authorized and established in accordance with the relevant LaSalle Funding Indenture and such LaSalle Funding Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the relevant LaSalle Funding Indenture and any applicable underwriting or other agreement, such LaSalle Funding Debt Securities will constitute valid and binding obligations of LaSalle Funding, and the LaSalle Guarantors’ obligations under

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC	4	September 29, 2006

each LaSalle Funding Indenture with respect to such LaSalle Funding Debt Securities will constitute valid and binding obligations of the LaSalle Guarantors.

     4. Assuming the Amended and Restated Deposit Agreement among Holding, JPMorgan Chase Bank, as depositary, and the holders of Receipts issued thereunder, dated as of May 20, 1997 (the “Deposit Agreement”), has been duly authorized, executed and delivered by the parties thereto, when Receipts are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein.

     5. When the Warrants have been duly authorized by Holding, the applicable warrant agreement and the applicable warrant certificates have been duly issued and delivered by Holding as described in the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of Holding.

     6. When the Purchase Contracts have been duly authorized by Holding, and the applicable purchase contract agreement and pledge agreement have been duly authorized, executed and delivered as described in the Registration Statement and any prospectus supplement relating thereto, the Purchase Contracts will constitute valid and binding obligations of Holding.

     7. When the Units have been duly authorized by Holding, all corporate action on the part of Holding has been taken to authorize and execute and deliver or issue the securities underlying such Units, and any applicable unit agreement has been duly authorized, executed and delivered, such unit agreement will constitute valid and binding obligations of Holding.

     Our opinions above except our opinion in paragraphs 4 above are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors (or the relevant equivalent) with respect to the relevant Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement and any amendments thereto (including post-effective amendments) shall have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (iii) the Registration Statement will be effective and will comply with

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC	5	September 29, 2006

all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (v) all Securities will be issued and sold in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the relevant Company and the other parties thereto; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Companies with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company, or any restriction imposed by any court or governmental body having jurisdiction over the relevant Company.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America and the Limited Liability Company Act of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of The Netherlands, we have relied, without independent investigation, on the opinion of Clifford Chance Limited Liability Partnership, special legal counsel in The Netherlands for Holding and the Bank, dated September 29, 2006, filed as Exhibit 5.1 to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC	6	September 29, 2006

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell